OMB APPROVAL
OMB Number:3235-0060 Expires:December 31, 2014 Estimated average burden hours per response 5.00

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 2, 2012

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                        (800) 281-0356

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Potential persons who are to respond to the collection of
information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01         Entry into a Material Definitive Agreement.

Employment Agreement with Robert S. Ehrlich

On February 2, 2012, the Registrant entered into a new amended and restated employment agreement with its Chairman and Chief Executive Officer, Robert S. Ehrlich (the “Ehrlich Employment Agreement”). The term of the Ehrlich Employment Agreement is effective January 1, 2012 and expires on December 31, 2013.

The Ehrlich Employment Agreement provides for a monthly base salary of NIS 150,000 (approximately $39,400 per month based on the exchange rate on January 1, 2012), as adjusted annually for Israeli inflation (including a retroactive inflation adjustment for 2012 in respect of inflation during 2011). Additionally, the board may at its discretion raise Mr. Ehrlich’s base salary. The Ehrlich Employment Agreement also granted Mr. Ehrlich a retention bonus in the amount of 100,000 shares of restricted stock, vesting on December 31, 2013, the vesting of one-third of such shares being contingent on Mr. Ehrlich being employed by the Registrant on the scheduled vesting date and the vesting of two-thirds of such shares to be contingent on performance criteria to be established by the Compensation Committee of the Board of Directors of the Registrant.

The Ehrlich Employment Agreement provides that the Registrant will pay an annual bonus, on a sliding scale, in an amount equal to 35% of Mr. Ehrlich’s annual base salary then in effect if the results the Registrant actually attain for the year in question are 90% or more of the amount the Registrant budgeted at the beginning of the year, up to a maximum of 75% of his annual base salary then in effect if the results the Registrant actually attain for the year in question are 120% or more of the amount the Registrant budgeted at the beginning of the year. Budget targets in the past have included combinations of revenues, EBITDA, backlog, and/or other factors.

The Ehrlich Employment Agreement also contains various benefits customary in Israel for senior executives, tax and financial planning expenses and an automobile, and contain confidentiality and non-competition covenants. Pursuant to the Ehrlich Employment Agreement, the Registrant granted Mr. Ehrlich demand and “piggyback” registration rights covering shares of the Registrant’s common stock held by him.

The Registrant can terminate Mr. Ehrlich’s employment agreement in the event of death or disability or for “Cause” (defined as conviction of certain crimes, willful failure to carry out directives of the Registrant’s board of directors or gross negligence or willful misconduct). Mr. Ehrlich has the right to terminate his employment upon a change in the Registrant’s control or for “Good Reason,” which is defined to include adverse changes in employment status or compensation, the Registrant’s insolvency, material breaches and certain other events. Additionally, Mr. Ehrlich may terminate his agreement for any reason upon 120 days’ notice.

Upon termination of employment, the Ehrlich Employment Agreement provides for payment of all accrued and unpaid compensation and benefits (including under most circumstances Israeli statutory severance), and (unless the Registrant has terminated the agreement for Cause or Mr. Ehrlich has terminated the agreement without Good Reason and without giving the Registrant 120 days’ notice of termination) bonuses (to the extent earned) due for the year in which employment is terminated and severance pay in the amount of up to $1,625,400. Furthermore, in respect of any termination by the Registrant other than termination for Cause or termination of the agreement due to Mr. Ehrlich’s death or disability, or by Mr. Ehrlich other than for Good Reason, all outstanding options and all restricted shares will be fully vested. Restricted shares that have vested prior to the date of termination are not forfeited under any circumstances, including termination for Cause.

The foregoing description of the Ehrlich Employment Agreement is qualified in its entirety by the terms of the Ehrlich Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Employment Agreement with Steven Esses

On February 2, 2012, the Registrant entered into a new amended and restated employment agreement with its President and Chief Operating Officer, Steven Esses (the “Esses Employment Agreement”). The term of the Esses Employment Agreement is effective January 1, 2012 and expires on December 31, 2013.

The Esses Employment Agreement provides for a monthly base salary in 2012 of NIS 71,587 (approximately $18,800 per month at the rate of exchange in effect on January 1, 2012), and a base salary in 2013 of NIS 129,187 per month (approximately $33,900 at the rate of exchange in effect on January 1, 2012), as adjusted for Israeli inflation  (including a retroactive inflation adjustment for 2012 in respect of inflation during 2011). Additionally, the board may at its discretion raise Mr. Esses’s base salary. The Esses Employment Agreement also provides for a stock retention bonus of 75,000 shares of restricted stock, vesting on December 31, 2013, the vesting of one-third of such shares being contingent on Mr. Esses being employed by the Registrant on the scheduled vesting date and the vesting of two-thirds of such shares to be contingent on performance criteria to be established by the Compensation Committee of the Board of Directors of the Registrant.

The Esses Employment Agreement provides that if the results the Registrant actually attain in a given year are at least 90% of the amount the Registrant budgeted at the beginning of the year, the Registrant will pay a bonus, on a sliding scale, in an amount equal to a minimum of 20% of Mr. Esses’s annual base salary then in effect, up to a maximum of 75% of his annual base salary then in effect if the results the Registrant actually attain for the year in question are 120% or more of the amount the Registrant budgeted at the beginning of the year. Budget targets in the past have included combinations of revenues, EBITDA, backlog, and/or other factors.

The Esses Employment Agreement also contains various benefits customary in Israel for senior executives, tax and financial planning expenses and an automobile, and contain confidentiality and non-competition covenants. Pursuant to the Esses Employment Agreements, the Registrant granted Mr. Esses demand and “piggyback” registration rights covering shares of the Registrant’s common stock held by him.

The Registrant can terminate Mr. Esses’s employment agreement in the event of death or disability or for “Cause” (defined as conviction of certain crimes, willful failure to carry out directives of the Registrant’s board of directors or gross negligence or willful misconduct). Mr. Esses has the right to terminate his employment upon a change in the Registrant’s control or for “Good Reason,” which is defined to include adverse changes in employment status or compensation, the Registrant’s insolvency, material breaches and certain other events. Additionally, Mr. Esses may retire (after age 65), retire early (after age 55) or terminate his agreement for any reason upon 150 days’ notice.

Upon termination of employment, the Esses Employment Agreement provides for payment of all accrued and unpaid compensation (including under most circumstances Israeli statutory severance), and (unless the Registrant has terminated the agreement for Cause or Mr. Esses has terminated the agreement without Good Reason and without giving the Registrant 150 days’ notice of termination) bonuses (to the extent earned) due for the year in which employment is terminated (in an amount of not less than 20% of base salary) and severance pay, as follows: (A) before the end of the first year of the agreement, a total of (i) $307,200 plus (ii) twenty-four (24) times monthly salary; or (B) at or after the end of the first year of the agreement, twenty-four (24) times monthly salary. Furthermore, Mr. Esses will receive, in respect of all benefits, an additional sum in the amount of (i) $75,000, in the case of termination due to disability, Good Reason, death, or non-renewal, or (ii) $150,000, in the case of termination due to early retirement, retirement, change of control or change of location. Additionally, in respect of any termination due to a change of control or a change in the primary location from which Mr. Esses shall have conducted his business activities during the 60 days prior to such change, all outstanding options and all restricted shares will be fully vested. Restricted shares that have vested prior to the date of termination are not forfeited under any circumstances, including termination for Cause.

The foregoing description of the Esses Employment Agreement is qualified in its entirety by the terms of the Esses Employment Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Employment Agreement with Thomas J. Paup

On February 2, 2012, the Registrant entered into a new amended and restated employment agreement with its Vice President – Finance and Chief Financial Officer, Thomas J. Paup (the “Paup Employment Agreement”). The term of the Paup Employment Agreement is effective January 1, 2012 and expires on December 31, 2014.

Under the terms of the Paup Employment Agreement, Mr. Paup is entitled to receive a base salary of $190,000 per annum, as adjusted annually for inflation (including a retroactive inflation adjustment for 2012 in respect of inflation during 2011). The Paup Employment Agreement also provides for a stock retention bonus of 60,000 shares of restricted stock, vesting on December 31, 2013, the vesting of one-third of such shares being contingent on Mr. Paup being employed by us on the scheduled vesting date and the vesting of two-thirds of such shares to be contingent on performance criteria to be established by the Compensation Committee of our Board of Directors.

The Paup Employment Agreement provides that if the results we actually attain in a given year are at least 90% of the amount we budgeted at the beginning of the year, we will pay a bonus, on a sliding scale, in an amount equal to a minimum of 20% of Mr. Paup’s annual base salary then in effect, up to a maximum of 50% of his annual base salary then in effect if the results we actually attain for the year in question are 120% or more of the amount we budgeted at the beginning of the year. Budget targets in the past have included combinations of revenues, EBITDA, backlog, and/or other factors.

The Paup Employment Agreement provides that if we terminate his agreement other than for cause (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct), we must pay Mr. Paup severance in an amount of twelve times his monthly salary (doubled in the event of termination by reason of a change of control), with an additional three months’ severance payable if Mr. Paup completes the three-year term of his agreement. Additionally, in respect of any termination due to a change of control, all outstanding options and all restricted shares will be fully vested. Restricted shares that have vested prior to the date of termination are not forfeited under any circumstances, including termination for Cause.

The foregoing description of the Paup Employment Agreement is qualified in its entirety by the terms of the Paup Employment Agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           The information discussed above in Item 1.01 is hereby incorporated by reference.

Item 7.01          Regulation FD Disclosure.

Robert S. Ehrlich, Chairman and Chief Executive Officer of the Registrant, is meeting with certain private investors and potential investors on February 6-7, 2012 in New York, New York. A copy of the visual presentation he will use in connection with his meetings is being furnished as Exhibit 99.1 to this report. Exhibit 99.1 is incorporated by reference under this Item 7.01.

Item 9.01          Financial Statements and Exhibits.

As described above, the following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Fifth Amended and Restated Employment Agreement, dated February 2, 2012 and effective as of January 1, 2012, between the Registrant and Robert S. Ehrlich
10.2	Second Amended and Restated Employment Agreement, dated February 2, 2012 and effective as of January 1, 2012, between the Registrant and Steven Esses
10.3	Second Amended and Restated Employment Agreement, dated February 2, 2012 and effective as of January 1, 2012, between the Registrant and Thomas J. Paup
99.1	February 2012 Management Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION (Registrant)

Dated: February 6, 2012	By:	/s/ Robert S. Ehrlich
Robert S. Ehrlich
Chairman and CEO